Exhibit 3.2
STATE OF CALIFORNIA

SECRETARY OF STATE

                                                                         A468674

                              CORPORATION DIVISION



     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                                IN WITNESS WHEREOF, I execute
                                                 this certificate and affix the
                                                 Great Seal of the State of
                                                 California this

                                                      NOV  28 1995
                                                -------------------------------

[State Seal Graphic Omitted]                    /s/  Bill Jones
                                                     Secretary of State

                                                         A468674
                                                         ENDORSED
                                                           FILED
                                         In the office of the Secretary of State
                                              of the State of California

                                                       NOV 15 1995

                                                   /s/  Bill Jones
                                                  BILL JONES, Secretary of State

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                       OF VWR ACQUISITION COMPANY, INC.,
                            A CALIFORNIA CORPORATION
                            ------------------------

     Paul L. Abbondante, certifies that:

     1. He is the sole director of the Board of Directors of VWR Acquisition Company, Inc., a California Corporation, and is also the President and Secretary of the corporation.

     2. Article I of the Articles of Incorporation is amended to read as follows:

                                       I.

                "The name of this corporation is EQUICAP, INC."

     3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing Amendment has been duly approved by the required vote of shareholders in accordance with Section 902 (904) of the Corporation's Code. the corporation has only one class of shares and the number of outstanding shares is One Hundred Million (100,000,000). The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percent vote required was more than fifty percent (505).

Dated:  November 1, 1995                     /s/  Paul L. Abbondante
                                             -----------------------------------
                                             PAUL L. ABBONDANTE


     The undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of my own knowledge and that this Declaration was executed on 1 day of November, 1995, at Orange, California.


                                             /s/  Paul L. Abbondante
                                             -----------------------------------
                                             PAUL L. ABBONDANTE